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                                                                 Exhibit 23.1





                           Consent of Independent Auditors


We consent to the references to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated March 31, 1998, with respect to the financial statements of Tumbleweed, LLC, and our report dated June 23, 1998, with respect to the balance sheet of Tumbleweed, Inc., included in the Registration Statement (Form S-1) and related Prospectus of Tumbleweed, Inc. for the registration of 1,200,000 shares of its common stock.


                                             /s/ Ernst & Young LLP


Louisville, Kentucky
June 23, 1998